Kinder Morgan Energy Partners, L.P.
Calculation of Earnings to Fixed Charges
(000-$)

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                                                                                                                   Nine Mos.
                                                                                                                      YTD
                                                       1993        1994         1995         1996        1997        1998
                                                       ----        ----         ----         ----        ----        ----

After Tax Net Income                                   8,574      11,102       11,314       11,900      17,737       65,782
Add:  Tax Expense (benefit)                             (83)       1,389        1,432        1,343       (740)          168
                                                  --------------------------------------------------------------------------
Pre-Tax Net Income                                     8,491      12,491       12,746       13,243      16,997       65,950

Equity earnings in subsidiary                         (1,835)     (5,867)      (5,755)      (5,675)     (5,724)     (16,417)
Interest expense                                      10,302      11,989       12,455       12,634      12,605       30,139
                                                  --------------------------------------------------------------------------
         Net income b/f adjustments                   16,958      18,613       19,446       20,202      23,878       79,672

Add:     Distributed equity earnings                   3,743       7,336        6,061        6,791       9,588       12,248
                                                  --------------------------------------------------------------------------
                                                      20,701      25,949       25,507       26,993      33,466       91,920

Subtract:   Capitalized interest (immaterial)              -           -            -            -           -            -
                                                  --------------------------------------------------------------------------
            Net earnings after adjustments             20,701     25,949       25,507       26,993      33,466       91,920
                                                  ==========================================================================


            Estimated Fixed Charges:                   10,302     11,989       12,455       12,634      12,605       30,139
                                                  --------------------------------------------------------------------------

Multiple Earnings to Fixed Charges                       2.01       2.16         2.05         2.14        2.65         3.05
                                                  ==========================================================================


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